Exhibit 23.5

CONSENT OF MCRA, LLC

We hereby consent to (i) references to our name, (ii) inclusion of information and data contained in our third-party market study commissioned by Cognos Therapeutics, Inc. (the “Market Study”), and (iii) citation of the Market Study in this prospectus constituting a part of this Registration Statement on Form S-4. We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the Securities and Exchange Commission.

MCRA, LLC

By:	/s/ David Lown
Name:	David Lown

December 12, 2023